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                                                                    EXHIBIT 21.1

                              BOWATER INCORPORATED
                               SUBSIDIARY LISTING

                                                       Jurisdiction of
         Name                                           Incorporation
         ----                                          ---------------
Alliance Forest Products (2001) Inc.                   Canada
Bowater Alabama Inc.                                   Alabama
Bowater America Inc.                                   Delaware
Bowater Asia Pte Ltd.                                  Singapore
Bowater Canada Finance Corporation                     Nova Scotia
Bowater Canada Inc.                                    Canada
Bowater Canadian Forest Products Inc.                  Canada
Bowater Canadian Holdings Incorporated                 Nova Scotia
Bowater Canadian Limited                               Canada
Bowater Europe Limited                                 United Kingdom
Bowater Finance Company Inc.                           Delaware
Bowater Funding Inc.                                   Delaware
Bowater-Halla Paper Co., Ltd.                          Korea
Bowater Maritimes Inc.(1)                              New Brunswick
Bowater Mersey Paper Company Limited(2)                Nova Scotia
Bowater Mississippi LLC                                Delaware
Bowater Nuway Inc.                                     Delaware
Bowater S. America Ltda.                               Brazil
Calhoun Newsprint Company(3)                           Delaware
Lake Superior Forest Products Inc.                     Delaware

Note: Except as otherwise indicated, each of the above entities is a wholly owned direct or indirect subsidiary of Bowater Incorporated. The names of certain other direct and indirect subsidiaries of Bowater Incorporated have been omitted from the list above because such unnamed subsidiaries in the aggregate as a single subsidiary would not constitute a significant subsidiary.

(1) 67 percent owned

(2) 51 percent owned

(3) Approximately 51 percent owned